UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 23, 2013 (September 17, 2013)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 PO Box 1988 Minot, ND 58702
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07.                          Submission of Matters to a Vote of Security Holders.
On September 17, 2013, the Company held its 2013 Annual Meeting of Shareholders (the "Annual Meeting").  As of July 19, 2013, the record date for shareholders entitled to vote at the Annual Meeting, there were 103,542,698 common shares of beneficial interest ("Shares") outstanding and entitled to vote at the Annual Meeting.  Of the Shares entitled to vote, 79,793,924, or approximately 77.06% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company's Articles of Amendment and Third Restated Declaration of Trust.  There were four matters presented and voted on at the Annual meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.
Proposal 1 –Election of nine nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected.
Nominee	For	Against	Abstain	Broker Non-Votes
				26,672,681
Linda Hall	50,093,465	2,489,010	538,768
Timothy Mihalick	50,535,748	2,234,898	350,597
Jeffrey Miller	50,603,563	1,971,240	546,440
John Reed	50,428,601	2,085,990	606,652
W. David Scott	50,442,172	2,050,954	628,117
Stephen Stenehjem	49,277,664	3,112,729	730,850
John Stewart	50,852,852	1,756,414	511,977
Thomas Wentz, Jr.	50,835,617	1,924,169	361,457
Jeffrey Woodbury	50,629,398	1,892,001	599,844

The shareholders elected all nine of the Company's nominees for trustee.
Proposal 2 –Non-binding advisory resolution on executive compensation.
	For	Against	Abstain	Broker Non-Votes

Votes Cast	49,822,830	2,587,680	710,733	26,672,681

Proposal 3 –Re-approval of 2008 Incentive Award Plan.
	For	Against	Abstain	Broker Non-Votes

Votes Cast	49,518,996	2,889,791	712,456	26,672,681

Proposal 4 –Ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2014.
	For	Against	Abstain	Broker Non-Votes
				0
Votes Cast	77,590,995	398,196	1,804,733

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: September 23, 2013